[Letterhead of Citigroup]	Exhibit 10.12

June 11, 2004

Altis Partners Limited

3 Queen St. Mayfair

London W1J5PA

Attention: Mr. Stephen Hedgecock

Re:	Management Agreement Renewals

Dear Mr. Hedgecock:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2005 and all other provisions of the Management Agreements will remain unchanged.

•	CTA Capital LLC
•	Salomon Smith Barney Global Diversified Futures Fund, L.P.
•	Citigroup Emerging CTA L.P.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel McAuliffe at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5043.

Very truly yours,

CITIGROUP MANAGED FUTURES LLC
By:	/s/ Daniel R. McAuliffe, Jr.
Daniel R. McAuliffe, Jr.
Chief Financial Officer & Director

By:	/s/ S. Hedgecock
Print Name:	S. Hedgecock, Managing Director

DRMCA/sr